EXHIBIT 99.1

Contact at 214-432-2000
Michael R. Haack
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS FIRST QUARTER RESULTS

DALLAS, TX (July 30, 2019) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2020 ended June 30, 2019. Notable items for the quarter are highlighted below. (Unless otherwise noted, all comparisons are with the prior year’s fiscal first quarter):

First Quarter Fiscal 2020 Results

•	Revenue of $370.6 million, down 6%

•	Net earnings per diluted share of $0.94, down 32%

•	Adjusted net earnings per share of $1.13

•	Adjusted net earnings per share is a non-GAAP financial measure calculated by excluding non-routine items in the manner described in Attachment 6.

•

Total after-tax impact of non-routine items, consisting of costs related to the Company’s planned separation of its businesses and the retirement of our Chief Executive Officer, was $8.4 million, or $0.19 per diluted share. See Attachment 6.

Commenting on the first quarter results, Michael Haack, President and CEO, said, “Our cement sales volume was up 3% to a record 1.6 million tons in the first quarter despite challenging weather conditions and was considerably stronger during periods when the weather was favorable. Market demand for our wallboard also remained healthy when adjusted for a shift in the timing of our price increases and related buying activity. The outlook for the remainder of the year continues to be positive and demand for our products is supported by a number of favorable market dynamics including ongoing growth in jobs and wages, high consumer confidence and low interest rates.”

Mr. Haack concluded, “Our low-cost operations are generating strong cash flow that we are investing to improve our operational efficiency and lower our cost position while continuing to repurchase shares in line with our capital allocation strategy. During the quarter, we purchased more than 2.2 million shares, or nearly 5% of our outstanding shares, and we returned over $200 million to shareholders, through a combination of share repurchases and dividends.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates and Joint Venture and intersegment Cement revenue, was $234.7 million, a 3%

improvement from the first quarter of fiscal 2019. Heavy Materials operating earnings decreased 5% to $40.6 million due primarily to increased fixed and freight costs coupled with significant wet weather throughout the quarter, which hampered Concrete and Aggregates sales volume.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 5% to $195.3 million, reflecting higher sales prices and improved sales volume. The average net sales price for the quarter improved 1% to $109.70 per ton. Higher freight costs affected net cement prices by approximately $1 per ton during the quarter. Cement sales volume for the quarter was a record 1.6 million tons, up 3%.

Operating earnings from Cement for the first quarter were $36.1 million, 3% below the same quarter a year ago. The decline was primarily due to increased fixed costs and freight costs. Flooding in the Midwest disrupted transportation routes in our markets, causing delays and increasing transportation costs. The Company anticipates some of the disruption will continue into the fall.

Concrete and Aggregates revenue for the first quarter of fiscal 2020 was $39.4 million, a decrease of 3%. First quarter operating earnings were $4.4 million, a 19% decline, reflecting lower sales volume partially offset by improved concrete pricing. Our primary concrete and aggregates markets experienced heavy rainfall during the quarter, which hampered our ability to move product.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, declined 10% to $152.4 million. The decrease reflected lower Wallboard sales volume and net sales prices. The average Gypsum Wallboard net sales price for the first quarter of fiscal 2020 was $150.96 per MSF, a 6% decline. Gypsum Wallboard sales volume was 660 million square feet (MMSF), down approximately 7%. We believe the decline in wallboard sales volume versus the prior-year period was primarily due to a shift last year in the timing of pre-buying activity ahead of our July 2018 wallboard price increase.

The average Paperboard net sales price this quarter was $510.32 per ton, down 4%. Paperboard sales volume for the quarter decreased 1% to 81,000 tons.

Operating earnings were $47.9 million in the sector, a decrease of 21%, reflecting lower Wallboard sales volume and prices, partially offset by lower operating costs. The reduced operating costs were primarily related to lower recycled fiber costs during the quarter.

Oil and Gas Proppants

The Oil and Gas Proppants segment reported revenue of $15.2 million, a decrease of 45%. This decline primarily resulted from a 45% decrease in average Frac Sand sales prices, partially offset by an 11% improvement in Frac Sand sales volume. The first quarter operating loss of $3.7 million included $3.8 million of depreciation, depletion and amortization.

Planned Separation of Heavy Materials and Light Materials Businesses

As previously announced on May 30, 2019, the Company plans to separate its Heavy Materials and Light Materials businesses into two independent, publicly traded corporations by means of a tax-free spin-off to Eagle shareholders. The separation is expected to be completed in the first half of calendar 2020. The Company also previously announced it is actively pursuing alternatives for its Oil and Gas Proppants business.

Details of Financial Results

On June 19, 2019, the Board of Directors of the Company approved the retirement of Dave Powers as our Chief Executive Officer. Consistent with the terms of the Company’s incentive plan documents, the vesting on all his outstanding earned but unvested shares of restricted stock accelerated effective upon his retirement and we recorded the expense in the first quarter.

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard and Recycled Gypsum Paperboard, and Concrete, Sand and Aggregates from more than 75 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Tuesday, July 30, 2019. The conference call will be webcast simultaneously on the EXP website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, and may not be completed on the terms or timeline currently contemplated, or at all. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenue and Earnings by Lines of Business

Attachment 3    Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2019	2018
Revenue	$370,597	$393,756
Cost of Goods Sold	295,268	302,122

Gross Profit	75,329	91,634
Equity in Earnings of Unconsolidated JV	9,432	9,251
Corporate General and Administrative Expense	(21,254)	(8,003)
Litigation Settlements and Losses	—	(1,800)
Other Non-Operating Income	200	571

Earnings before Interest and Income Taxes	63,707	91,653
Interest Expense, Net	(8,846)	(6,632)

Earnings before Income Taxes	54,861	85,021
Income Tax Expense	(13,557)	(18,682)

Net Earnings	$41,304	$66,339

NET EARNINGS PER SHARE
Basic	$0.94	$1.39

Diluted	$0.94	$1.38

AVERAGE SHARES OUTSTANDING
Basic	43,870,222	47,690,351

Diluted	44,150,211	48,144,325

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2019	2018
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$163,555	$155,346
Concrete and Aggregates	39,401	40,509

	202,956	195,855
Light Materials:
Gypsum Wallboard	$126,724	$142,415
Gypsum Paperboard	25,685	27,786

	152,409	170,201
Oil and Gas Proppants	15,232	27,700

Total Revenue	$370,597	$393,756

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$26,689	$28,083
Cement (Joint Venture)	9,432	9,251
Concrete and Aggregates	4,434	5,484

	40,555	42,818
Light Materials:
Gypsum Wallboard	$37,932	$50,480
Gypsum Paperboard	9,944	9,994

	47,876	60,474
Oil and Gas Proppants	(3,670)	(2,407)

Sub-total	84,761	100,885
Corporate General and Administrative Expense	(21,254)	(8,003)
Litigation Settlements and Losses	—	(1,800)
Other Non-Operating Income	200	571

Earnings before Interest and Income Taxes	$63,707	$91,653

*	Net of Intersegment and Joint Venture Revenue listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

(dollars in thousands, except per ton data)

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2019	2018	Change
Cement (M Tons):
Wholly Owned	1,318	1,275	+3%
Joint Venture	232	236	-2%

	1,550	1,511	+3%
Concrete (M Cubic Yards)	310	319	-3%
Aggregates (M Tons)	799	856	-7%
Gypsum Wallboard (MMSF’s)	660	710	-7%
Paperboard (M Tons):
Internal	33	32	+3%
External	48	50	-4%

	81	82	-1%
Frac Sand (M Tons)	407	366	+11%

	Average Net Sales Price*
	Quarter Ended June 30,
	2019	2018	Change
Cement (Ton)	$109.70	$108.69	+1%
Concrete (Cubic Yard)	$103.52	$101.66	+2%
Aggregates (Ton)	$9.66	$9.75	-1%
Gypsum Wallboard (MSF)	$150.96	$160.71	-6%
Paperboard (Ton)	$510.32	$531.99	-4%

*	Net of freight and delivery costs billed to customers

	Intersegment and Cement Revenue
	Quarter Ended June 30,
	2019	2018
Intersegment Revenue:
Cement	$4,253	$4,178
Concrete and Aggregates	377	331
Paperboard	17,015	17,347

	$21,645	$21,856

Cement Revenue:
Wholly Owned	$163,555	$155,346
Joint Venture	27,505	27,264

	$191,060	$182,610

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31,
	2019	2018	2019*
ASSETS
Current Assets –
Cash and Cash Equivalents	$19,162	$14,334	$8,601
Restricted Cash	—	38,753	—
Accounts and Notes Receivable, net	174,279	184,083	128,722
Inventories	263,612	241,000	275,194
Prepaid and Other Assets	9,464	15,619	15,104

Total Current Assets	466,517	493,789	427,621

Property, Plant and Equipment, net	1,424,703	1,617,535	1,426,939
Investments in Joint Venture	71,305	60,309	64,873
Operating Lease Right of Use Asset	63,344	—	—
Notes Receivable	2,772	3,266	2,898
Goodwill and Intangibles	228,316	238,541	229,115
Other Assets	12,121	13,535	17,717

	$2,269,078	$2,426,975	$2,169,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$83,916	$93,182	$80,884
Accrued Liabilities	60,550	95,910	61,949
Operating Lease Liabilities	11,990	—	—
Current Portion of Senior Notes	36,500	—	36,500

Total Current Liabilities	192,956	189,092	179,333

Long-term Liabilities	30,257	30,158	34,492
Non-current Lease Liabilities	55,884	—	—
Bank Credit Facility	495,000	270,000	310,000
Private Placement Senior Unsecured Notes	—	36,500	—
4.500% Senior Unsecured Notes due 2026	345,259	344,590	345,092
Deferred Income Taxes	94,456	125,156	90,759
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000
Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 42,924,186; 47,912,300 and 45,117,393 Shares, respectively	429	479	451
Capital in Excess of Par Value	—	74,568	—
Accumulated Other Comprehensive Losses	(3,283)	(3,956)	(3,316)
Retained Earnings	1,058,120	1,360,388	1,212,352

Total Stockholders’ Equity	1,055,266	1,431,479	1,209,487

	$2,269,078	$2,426,975	$2,169,163

*	From audited financial statements

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended June 30, 2019 and 2018:

	Depreciation, Depletion and Amortization
	Quarter Ended June 30,
	2019	2018
Cement	$14,218	$12,921
Concrete and Aggregates	2,191	2,053
Gypsum Wallboard	4,952	4,830
Paperboard	2,163	2,109
Oil and Gas Proppants	3,839	7,595
Corporate and Other	597	342

	$27,960	$29,850

Eagle Materials Inc.

Attachment 6

Eagle Materials Inc.

Non-GAAP Financial Measures

(unaudited)

(Dollars, other than earnings per share amounts, and number of shares in millions)

Adjusted earnings per diluted share (Adjusted EPS) is a non-GAAP financial measure and represents earnings per diluted share excluding the impacts from non-routine items, such as business separation costs and CEO retirement costs (Non-routine Items). Management uses measures of earnings excluding the impact of Non-routine Items as a basis for comparing operating results of the Company from period to period and for purposes of its budgeting and planning processes. Although management believes that Adjusted EPS is useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for earnings per diluted share and the related financial information prepared in accordance with GAAP. In addition, our presentation of Adjusted EPS may not be the same as similarly titled measures reported by other companies, limiting its usefulness as a comparative measure.

The following shows the calculation of Adjusted EPS and reconciles Adjusted EPS to earnings per diluted share in accordance with GAAP for the three months ended June 30, 2019. The amounts below are presented after-tax and were determined using a tax rate of 25% for the three months ended June 30, 2019:

Quarter Ended June 30, 2019
After-tax impact of Business Separation and CEO retirement costs	$8.4

Total Non-routine Items impact, net	$8.4
Diluted average shares outstanding	44.2
Diluted earnings per share impact from Non-routine Items	$0.19

Quarter Ended June 30, 2019
Earnings per diluted share in accordance with generally accepted accounting principles	$0.94
Add back: Earnings per diluted share impact from Non-routine Items	$0.19

Adjusted EPS	$1.13